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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 20, 2005 (except for note 11 which is as of June 22, 2005) in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-120082) and related Prospectus of JMG Exploration, Inc. dated June 22, 2005.

Ernst & Young, LLP

Calgary, Canada

June 22, 2005

Chartered Accountants